MIRAGE RESORTS, INCORPORATED
    1998 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

1.   Purpose.

     This 1998 Stock Option and Stock Appreciation Rights Plan (the "Plan") is intended to advance the interests of Mirage Resorts, Incorporated (the "Company"), its stockholders and its Subsidiaries by encouraging and enabling selected officers, directors, employees, independent contractors and agents, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options and to acquire certain benefits of equity participation in the Company through the grant of stock appreciation rights.

2.   Definitions.

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the committee of the Board administering the Plan or the Board if a Committee has not been appointed and unless the context otherwise requires.

     (d) "Common Stock" means the Company's common stock, $.004 par value.

     (e) "Date of Grant" means the date on which an Option or SAR is granted under the Plan.

     (f)  "Effective Date" means the Effective Date of the
Plan as specified in Paragraph 12.

     (g) "Fair Market Value" of the Common Stock on any day shall be deemed to be (i) if the Common Stock is traded on a national securities exchange, the closing price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange, or, if the stock is included on the composite tape, the composite tape, or (ii) if the Common Stock is traded in the over-the-counter market and not on any national securities exchange, the mean between the closing bid and asked prices (or, if no closing prices are reported, the mean between the high bid and low asked prices) on such day as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, by a generally accepted reporting service. In each case, the Committee's determination of Fair Market Value shall be conclusive.

                         Exhibit 10(rrr)
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     (h)  "Incentive Option" means an option granted under
the Plan which is designated as an incentive stock option and which is intended to qualify as such within the meaning of Section 422 of the Code.

     (i) "Non-Qualified Option" means an option granted under the Plan which is designated as a non-qualified stock option and which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (j) "Option" means any stock option granted under the Plan.

     (k) "Optionee" means a person to whom an Option or an SAR, which has not expired or terminated, has been granted under the Plan.

     (l) "Option Price" means the exercise price of an Option or the base price of an SAR.


     (m) "Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code.

     (n) "Permanent Disability" shall have the meaning set forth in Subparagraph 6(h).

     (o) "Relationship" means that the Optionee is or has agreed to become an officer, director, employee, independent contractor or agent of the Company or any of its Subsidiaries.

     (p) "Reorganization" shall have the meaning set forth in Subparagraph 7(c).

     (q) "Reorganization Agreement" shall have the meaning set forth in Subparagraph 7(c)(i).

     (r) "SAR" means a stock appreciation right granted under the Plan.

     (s) "Spread" means, with respect to each SAR, an amount equal to the excess, if any, of the Fair Market Value of the Common Stock on the date of exercise over the Option Price.

     (t) "Subsidiary" means a corporation or other entity, a majority of the voting power in which is owned directly or indirectly by the Company; provided, however, that with respect to Incentive Options it has the meaning set forth in Section 424(f) of the Code.

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     (u)  "Successor" means the legal representative of the
estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

3.   Administration  of the Plan.

     The Plan shall be administered by the Board or by a Committee, consisting solely of two or more directors, appointed by the Board to administer the Plan. The Board may from time to time remove members from the Committee, fill all vacancies in the Committee, however caused, and may select one of the members of the Committee as its Chairman.

     The Committee shall hold its meetings at such times and places as it may determine, shall keep minutes of its meetings and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board.

     The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to grant Options and SARs, to determine the number of shares and the Option Price with respect to each Option and SAR, the individuals to whom and the time or times at which Options and SARs shall be granted, to determine the terms and provisions of the respective agreements covering Options and SARs, which need not be identical (including, but without limitation, terms covering the payment of the Option Price with respect to Options), to construe and interpret the Plan and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

4.   Common Stock Subject to Options and SARs.

     The aggregate number of shares of Common Stock subject to Options and SARs which may be granted under the Plan shall not exceed 5,000,000. The aggregate number of shares of Common Stock subject to Options and SARs which may be granted under the Plan to any single participant shall not exceed 2,000,000. The shares of Common Stock to be issued upon the exercise of Options or SARs, to the extent exercised for shares of the Common Stock, may be authorized but unissued shares, shares issued and reacquired by the

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Company or shares purchased by the Company on the open
market. In the event any Option or SAR shall, for any reason, terminate or expire or be surrendered without having been exercised in full, such Option or SAR shall again be available for grant under the Plan.

5.   Participants.

     Non-Qualified Options or SARs may be granted under the Plan to any person who is or who agrees to become an officer, director, employee, independent contractor or agent of the Company or any of its Subsidiaries. Incentive Options may be granted under the Plan to any person who is an employee of the Company or any of its Subsidiaries. An employee may be granted Non-Qualified Options or Incentive Options or both under the Plan; provided, however, that the grant of Non-Qualified Options and Incentive Options to an Optionee shall be the grant of separate Options and each Non-Qualified Option and each Incentive Option shall be specifically designated as such in accordance with applicable provisions of Treasury regulations.

6.   Terms and Conditions of Options and SARs.

     Each Option or SAR granted under the Plan shall be evidenced by an agreement executed by the Company and the Optionee and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

          (a) Option Price. The Option Price per share with respect to each Non-Qualified Option and SAR shall be determined by the Committee and shall in no instance be less than either (i) the par value or (ii) 50% of the Fair Market Value of a share of Common Stock on the Date of Grant. The Option Price per share with respect to each Incentive Option shall be determined by the Committee and shall in no instance be less than either
     (i) the par value or (ii) 100% of the Fair Market Value of a share of Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the Option Price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.

         (b) Period of Option or SAR. The expiration date of each Option and SAR shall be fixed by the Committee but, notwithstanding any provision of the Plan to the contrary, the expiration date of any Option or SAR shall not be more than 10 years from the Date of Grant; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be

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     considered to own by reason of Section 424(d) of the
     Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, such Incentive Option shall expire not more than five years from the Date of Grant. An Option or SAR may terminate before its expiration date, as provided in Subparagraphs 6(g), 6(h), 7(b) and 7(c).

         (c)  Vesting of Stockholder Rights.   Neither an
     Optionee nor his Successor shall, by virtue thereof, have any of the rights of a stockholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his Successor.

         (d) Exercise. Each Option and SAR shall be exercisable in whole or in part from time to time over a period commencing on the Date of Grant and ending upon its expiration or termination; provided, however, the Committee may, by the provisions of any agreement, limit the extent to which such Option or SAR is exercisable during such period or periods of time. No Option or SAR granted under the Plan shall be exercisable in whole or in part prior to the date of stockholder approval of the Plan.

          Payment of the exercise price of an Option may be made in any combination of cash and Common Stock, including (unless the Committee provides otherwise) the automatic application of shares of Common Stock received upon exercise of an Option to satisfy the exercise price for additional Options. Where payment is made in Common Stock, such stock shall be valued at the Fair Market Value of such shares.

          Each SAR shall be exercisable for cash, for shares of Common Stock or for either, in the discretion of the Optionee.

          Upon exercise of an SAR, the Optionee shall be entitled to receive, within 10 days after exercise, either (i) a cash payment equal to the Spread, if any, with respect to such exercised SAR, or (ii) a number of whole shares of Common Stock equal to (A) the Spread with respect to such exercised SAR, divided by (B) the Fair Market Value of a share of Common Stock as of the date of exercise, plus an amount of cash representing the Fair Market Value of any fractional share. In the event than an SAR has not been exercised prior to its expiration, and the SAR shall then be exercisable, if such SAR has a positive Spread it shall be automatically exercised for cash on such expiration date.
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          (e)  Limitation on Grant of Incentive Options.
     The aggregate fair market value (determined as of the time the option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an option holder in any calendar year (under the Plan and all other plans of the Company or any Parent Corporation or Subsidiary of the Company) shall not exceed $100,000.

          (f) Non-Transferability of Options and SARs. No Option or SAR shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution, and each Option and SAR shall be exercisable during the Optionee's lifetime only by him. No Option or SAR shall be pledged or hypothecated in any way nor shall it be subject to execution, attachment or similar process.

          (g) Termination. Except as the Committee may expressly determine otherwise, upon termination of an Optionee's Relationship with the Company or with any of its Subsidiaries, for any reason other than death or Permanent Disability (as defined in Subparagraph 6(h)), the Optionee's Options and SARs shall terminate three months after the date of such termination of Relationship, unless such Optionee has resumed or initiated a Relationship with the Company or with any of its Subsidiaries and has a Relationship on such date. During such three-month period, the Optionee may exercise an Option or SAR granted to him to the extent such Option or SAR was exercisable on the date of termination of his Relationship and provided that such Option or SAR has not expired or otherwise terminated. In the event that an SAR has not been exercised prior to its termination or earlier expiration date, and the SAR shall then be exercisable, if such SAR has a positive Spread it shall be automatically exercised for cash on its termination or earlier expiration date.

          A leave of absence approved in writing by the Committee shall not be deemed a termination of Relationship for purposes of this Paragraph 6, but no Option or SAR may be exercised during any such leave of absence, except during the first three months thereof. The granting of an Option or SAR to an Optionee does not alter in any way the Company's or any Subsidiary's right to terminate such person's Relationship at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

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          For purposes of this Paragraph 6, termination of
     an Optionee's Relationship shall be deemed to occur on the earliest of: (i) the effective date of termination set forth in a written notice from the Company or the Optionee; (ii) the date an Optionee ceases to render the services which he was employed or engaged to render to the Company or Subsidiary, and representing the basis of the Relationship, and assuming no other services are being rendered which would represent the basis of a new Relationship (but shall not include any leave of absence approved by the Committee or any temporary absence or vacation approved by the Optionee's supervisor); or (iii) the date an Optionee retires or completes his employment or engagement with the Company or any Subsidiary, or in accordance with the normal retirement policies of the Company or any Subsidiary.

          (h)  Death or Permanent Disability of Optionee.
     Except as the Committee may expressly determine otherwise, if an Optionee dies or suffers a Permanent
     Disability while in a Relationship with the Company or any of its Subsidiaries, the Optionee's Options and SARs shall terminate one year after the date of the Optionee's death or termination of Relationship due to Permanent Disability unless by its terms the Option or SAR shall expire before such date, and shall only be exercisable to the extent exercisable on the date of death or termination of Relationship. In the event that an SAR has not been exercised prior to its termination or earlier expiration date, and the SAR shall then be exercisable, if such SAR has a positive
     Spread it shall be automatically exercised for cash on its termination or earlier expiration date.

          For purposes of this Paragraph 6, "Permanent
     Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Committee may require such proof of Permanent Disability as it, in its sole judgment, deems necessary or appropriate.

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7.   Adjustments.

          (a) In the event that the outstanding shares of Common Stock are hereafter increased or deceased or changed into or exchanged for a different number or kind of shares or other securities of the Company, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or any other distribution payable in capital stock, the Committee shall make appropriate adjustment in the number and kind of Options and SARs that may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of outstanding Options and SARs to the end that the proportionate interest of the holder of the Options and SARs shall be maintained as before the occurrence of such event. Such adjustment shall be made without change in the total price applicable to the unexercised portion of outstanding Options and SARs and with a corresponding adjustment in the Option Price per share with respect to the Options and SARs.

     (b) In the event of the dissolution or liquidation of the Company:

       (i) any Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such Option shall have previously expired) to exercise any Option, including any Option that would not otherwise be exercisable by reason of an insufficient lapse of time; and

       (ii) any SAR granted under the Plan shall terminate (and, if not previously exercised, shall be automatically exercised for cash on the date of such termination) 30 days after stockholder approval of the dissolution or liquidation and each Optionee shall have the right during such period (unless such SAR shall have previously expired) to exercise any SAR, including any SAR that would not otherwise be exercisable by reason of an insufficient lapse of time.

     (c) In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

       (i) if there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding Options and SARs for options or stock appreciation rights of another corporation, then exercise and termination provisions equivalent to those of Subparagraph 7(b) shall apply; or

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       (ii)   if there is a Reorganization Agreement and if the
     Reorganization Agreement specifically provides for the change, conversion or exchange of the outstanding Options and SARs for options and stock appreciation rights of another corporation, then the Committee shall adjust the outstanding unexercised Options and SARs (and shall adjust the Options and SARs remaining under the Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

     The term "Reorganization" as used in this Subparagraph 7(c) shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

     (d) Adjustments and determinations under this Section 7 shall be made by the Committee, whose decisions as to such adjustments or determinations shall be final, binding and conclusive.

8.    Restrictions on Issuing Shares.

     The exercise of each Option and SAR shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares, then such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Company.

9.   Use of Proceeds.

     The proceeds received by the Company from the issuance of its Common Stock pursuant to the exercise of Options granted under the Plan, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

10.   Amendment, Suspension and Termination of the Plan.

     The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options and SARs granted under the Plan may conform to any changes in the law or in any other

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respect which the Board may deem to be in the best interests of the Company; provided, however, that without approval by the stockholders of the Company representing a majority of the shares represented and voting on the matter, no such amendment shall
(a) except as specified in Paragraph 7, increase the maximum number of shares of Common Stock subject to Options and SARs which may be granted under the Plan, (b) change the provisions of Subparagraph 6(a) relating to the establishment of the Option Price, (c) change the provisions of Subparagraph 6(b) relating to the expiration date of each Option and SAR, (d) change the provisions of the second sentence of this Paragraph 10 relating to the term of the Plan or (e) effect any other change that, pursuant to any applicable law, regulation or stock exchange rule, may not be effected without stockholder approval. Unless the Plan shall previously have been terminated by the Board or as provided in Paragraph 12, the Plan shall terminate 10 years after the Effective Date. No Option or SAR may be granted during any suspension or after the termination of the Plan. No amendment, suspension or termination of the Plan shall, without an Optionee's written consent, alter or impair in a manner unfavorable to such Optionee any of the rights or obligations under any Option or SAR previously granted to such Optionee under the Plan.

11.   Amendment of Grants.

     The Committee shall have the authority to amend any grant to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding award may be revoked or altered in a manner unfavorable to the Optionee without the written consent of the Optionee.

12.   Effective Date of the Plan and Stockholder Approval.

     The Effective Date of the Plan shall be February 24, 1998, the date of its adoption by the Board, subject however to its approval by the stockholders of the Company representing a majority of the shares represented and voting on the matter at the next stockholders' meeting. Options and SARs may be granted under the Plan from and after the Effective Date, subject to such approval.

13.  Options and SARs Granted Prior to Amendments to the Plan.

     Options and SARS granted pursuant to the Plan shall be governed exclusively by the terms of the Plan as they existed on the Date of Grant, without giving effect to amendments adopted subsequent to the Date of Grant, unless specifically provided otherwise in such amendments or in the applicable agreement.

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